Exhibit 99.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of March 17, 2014, is by and among Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), Hendrix Acquisition Corp., a Texas corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and John H. Marmaduke, an individual, the John H. Marmaduke Family Limited Partnership, a Texas family limited partnership, and Martha A. Marmaduke, an individual (each a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and Hastings Entertainment, Inc., a Texas corporation (the “Company”), will enter into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time in accordance with its terms (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

B. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholders have agreed to enter into this Agreement; and

C. Each of the Shareholders acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Shareholder set forth in this Agreement and would not enter into the Merger Agreement if such Shareholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Representations and Warranties of Shareholders. Each Shareholder hereby, severally and not jointly, represents and warrants, with respect to himself, herself or itself only, to Parent and Merger Sub as follows:

1.1 As of the date of this Agreement, such Shareholder (i) is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) of the shares of Company Common Stock set forth opposite such Shareholder’s name on Schedule I to this Agreement (together with any shares of Company Common Stock which such Shareholder may acquire at any time in the future during the term of this Agreement, the “Shares”) and (ii) except as set forth in Schedule I to this Agreement, such Shareholder does not hold or have any beneficial ownership interest in any other shares of Company Common Stock.

1.2 Such Shareholder has the legal capacity or requisite entity power and authority, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement.

1.3 This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

1.4 If such Shareholder is an individual and the Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of such Shareholder, this Agreement has been duly executed and delivered by such Shareholder’s spouse and, assuming this Agreement is a legal, valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Shareholder’s spouse, enforceable against such spouse in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

1.5 Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder or such Shareholder’s assets are bound, except for any such violation, default or conflict which would not prevent or delay the performance by such Shareholder of any of its obligations under this Agreement. The consummation by such Shareholder of the transactions contemplated hereby will not (i) violate any provision of any law, order, settlement, judgment, injunction or decree applicable to such Shareholder, (ii) if such Shareholder is an entity, conflict with or violate such Shareholder’s organizational documents or (iii) require any consent, approval, or notice under any law applicable to such Shareholder other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and/or (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such Shareholder of any of his, her or its obligations under this Agreement.

1.6 The Shares and the certificates, if any, representing the Shares owned beneficially and/or of record by such Shareholder are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Encumbrances, claims, proxies, voting trusts or agreements, options, rights (other than community property interests, if any, applicable to an individual Shareholder), understandings or arrangements or any other liens or restrictions whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of such Shares (collectively, “Liens”), except for (i) any such Liens arising hereunder, (ii) any applicable restrictions on transfer under state or federal securities laws, (iii) any rights, agreements, understandings or arrangements that represent solely a financial interest in cash received upon sale of the Shares and (iv) where applicable, that certain Stock Transfer Agreement, dated as of December 4, 2009, between the Company and the John H. Marmaduke Family Limited Partnership (collectively, “Permitted Liens”).

1.7 Such Shareholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and except for Permitted Liens (none of which will prevent such Shareholder from complying with the terms of this Agreement).

1.8 There is no Legal Proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder at law or equity before or by any Governmental Body that could reasonably be expected to impair or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement.

1.9 Such Shareholder has received and reviewed a draft of the Merger Agreement. Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

1.10 No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder in such Shareholder’s capacity as a shareholder of the Company.

2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Shareholders as follows:

2.1 Each of Parent and Merger Sub is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and each of Parent and Merger Sub has all requisite entity power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

2.2 This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming such agreements constitute legally valid and binding obligations of the other parties thereto, this Agreement and the Merger Agreement constitute the legally valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3. Transfer of the Shares; Other Legal Proceedings.

3.1 Prior to the termination of this Agreement, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, no

Shareholder shall: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (other than Permitted Liens) on or consent to any of the foregoing (“Transfer”), any or all of such Shareholder’s Company Options, if any, or Shares, or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding other than a Permitted Lien (provided such Permitted Lien shall not prevent Shareholder from complying with the terms of this Agreement) with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of such Shareholder’s Shares with respect to any matter that is inconsistent with the provisions hereof; (iv) deposit any of such Shareholder’s Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Shares; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including, but not limited to, a sale by a Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Upon the request of Parent, each Shareholder shall surrender or cause to be surrendered to the Company any share certificates representing the Shares for imposition of a legend referencing these restrictions on transfer and the fact that the Shares are subject to a voting agreement and an irrevocable proxy in accordance with Section 21.370 of the TBOC.

3.2 Notwithstanding the foregoing, each Shareholder may make (i) Transfers of Shares (A) by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of such Shareholder or any immediate family member of such Shareholder or other Transfers for estate planning purposes, or upon the death of such Shareholder, or (B) in connection with bona fide gifts to charitable organizations or other gift Transfers, in which case any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, and (ii) other Transfers of Shares as Parent may otherwise agree in writing in its sole discretion.

4. Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

4.1 Without in any way limiting each Shareholder’s right to vote such Shareholder’s Shares in such Shareholder’s sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, at every meeting of shareholders of the Company called, and at every adjournment or postponement thereof, each Shareholder shall, or shall cause the holder of record of such Shareholder’s Shares on any applicable record date to, (i) appear at each such meeting or otherwise cause all of such Shareholder’s Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all of such Shareholder’s Shares entitled to vote at each such meeting (the “Vote Shares”) (A) in favor of the Merger, the approval of the Merger Agreement and each of the other transactions contemplated by this Agreement and the Merger Agreement and (B) against (x) any action or agreement that would in any material respect impede, interfere with or prevent the timely consummation of the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or any Subsidiary of the Company, (y) any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would result, or would reasonably be expected to result, in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Shareholder under this Agreement.

4.2 Each Shareholder hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to attend any meeting of the shareholders of the Company on behalf of such Shareholder with respect to the matters set forth in Section 4.1, to include such Shareholder’s Shares in any computation for purposes of establishing a quorum at any such meeting of shareholders of the Company, and to vote all of such Shareholder’s Vote Shares, or to grant a consent or approval in respect of such Vote Shares, in connection with any meeting of the shareholders of the Company or any action by written consent in lieu of a meeting of shareholders of the Company in a manner consistent with the provisions of Section 4.1, provided, however, that such Shareholder’s grant of the proxy contemplated by this Section 4.2 shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least ten (10) business days prior to such meeting a duly executed proxy card in the form previously approved by Parent and the Company for use at such meeting voting such Shareholder’s Shares in the manner consistent with the provisions of Section 4.1, or in the event such proxy card has been thereafter modified or revoked or otherwise fails to provide evidence of such Shareholder’s compliance with its obligations under Section 4.1, a proxy card in form and substance reasonably acceptable to Parent. Each Shareholder hereby affirms that the proxy set forth in this Section 4.2, if it becomes effective pursuant to the foregoing sentence, is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Shareholder under this Agreement, and hereby further affirms that the proxy is coupled with an interest and if it becomes effective pursuant to the foregoing sentence, except as set forth in this Section or in Section 8, is intended to be irrevocable in accordance with the provisions of Section 21.370 of the TBOC during the term of this Agreement.

4.3 Each Shareholder, severally and not jointly, hereby represents to Parent and Merger Sub that any proxies heretofore given in respect of such Shareholder’s Shares, if any, are revocable, and hereby revokes such proxies.

4.4 Notwithstanding the foregoing, each Shareholder shall retain at all times the right to vote the Shares owned beneficially and/or of record by such Shareholder in his, her or its sole discretion and without any other limitation on those matters other than those set forth in this Section 4 that are at any time or from time to time presented for consideration to the Company’s shareholders generally.

4.5 Each Shareholder hereby irrevocably (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Shareholder may have, and (ii) agrees not to commence, institute, maintain or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors (x)

challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) relating to the negotiation, execution, or delivery of the Merger Agreement or the consummation of the Merger, including any claim alleging a breach of any fiduciary duty of any Person in connection with the Merger and the other transactions contemplated by the Merger Agreement. The waiver contained in this Section 4.5 will be absolute and perpetual. Nothing herein shall preclude such Shareholder from asserting any claim under the Insider Agreement or under the Merger Agreement with respect to the payment of Merger Consideration to such Insider.

5. Acquisition Proposals; No Solicitation.

5.1 Subject to Section 5.2 below, each Shareholder shall, and shall use reasonable best efforts to cause each of such Shareholder’s Affiliates (other than the Company and its Subsidiaries) and such Shareholder’s and their respective Representatives to: (i) immediately cease any ongoing solicitation, knowing encouragement, discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal; and (ii) not, directly or indirectly, (x) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing nonpublic information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (y) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any nonpublic information in connection with or for the purposes of encouraging or facilitating, an Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 5 and to limit such Shareholder’s conversation or other communication exclusively to such referral), or (z) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal.

5.2 Each Shareholder agrees that any discussions, negotiations or other actions by such Shareholder with respect to any Acquisition Proposal will be undertaken by such Shareholder solely in such Shareholder’s capacity as a director or officer of the Company, and any such actions with respect to any Acquisition Proposal shall be governed by the terms and conditions of the Merger Agreement that apply to such Shareholder in such Shareholder’s capacity as a director or officer of the Company.

5.3 Without limiting the generality of Section 5.1 above, each Shareholder agrees that such Shareholder shall not, and shall use reasonable best efforts to cause each of such Shareholder’s Affiliates (other than the Company and its Subsidiaries) and such Shareholder’s and their respective Representatives not to, directly or indirectly, (i) solicit proxies or become a participant in a solicitation (as such terms are defined in Rule 14a-1 under the Exchange Act (disregarding Rule 14a-1(1)(2)(iv) thereunder), including any otherwise exempt solicitation pursuant to Rule 14a-2 under the Exchange Act), in opposition to or competition with the consummation of the Merger or otherwise encourage, advise or assist any party in taking or planning any action which would reasonably be expected to compete, impede or interfere with the consummation of the Merger in accordance with the Merger Agreement, (ii) encourage, initiate, or cooperate in a shareholder vote or action by consent of the Company’s shareholders (whether by means of voting shares of capital stock or executing any written consent thereof or otherwise) in opposition to or in competition with the consummation of the Merger, (iii) become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with or knowingly taking any actions inconsistent with the transactions contemplated by the Merger Agreement, or (iv) unless required by applicable Legal Requirements or as permitted by Section 9, make any press release, public announcement or other nonconfidential communication with respect to the business or affairs of the Company or Parent, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

5.4 Except to the extent that Section 5.1(b) of the Merger Agreement expressly permits otherwise, each Shareholder agrees that following distribution of the Proxy Statement to the Company’s shareholders, such Shareholder will not knowingly discourage any of such shareholders from voting in favor thereof at any Company shareholder meeting.

6. Directors and Officers. This Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as the beneficial and/or record holder of Company Common Stock, Company Options and/or other equity interests in the Company and not in such Shareholder’s capacity as a director, officer or employee of the Company or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, no Shareholder makes any agreement or understanding in this Agreement in such Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall (or shall require any Shareholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company, including the exercise of his or her fiduciary duties as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement, including without limitation to vest in Parent the power to vote the Shares to the extent contemplated by Section 4.

8. Termination.

8.1 This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) any change to the terms of the Merger without the prior written consent of the Shareholders that (A) reduces the Merger Consideration payable to any Shareholder (subject to adjustments in compliance with Section 1.5(c) of the Merger Agreement) or (B) changes the form of consideration payable in the Merger to any Shareholder; or (iv) the mutual written consent of Parent and the Shareholders.

8.2 Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate (including without limitation the irrevocable proxy granted under Section 4.2 hereof), without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party from liability arising from any willful breach prior to such termination.

8.3 Section 11 of this Agreement shall survive the termination of this Agreement.

9. Public Announcements. Except as required by federal securities laws, each Shareholder agrees that any public announcements by such Shareholder relating to the transactions contemplated by this Agreement and the Merger Agreement will solely be in such Shareholder’s capacity as a director or officer of the Company, and any such public announcement shall be governed by the terms and conditions of the Merger Agreement. Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of such Shareholder’s identity and holding of the Shares and the nature of such Shareholder’s commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Body, or any other disclosure document in connection with the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Each Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

10. Adjustments; Notice of Acquisitions.

10.1 In the event (i) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (ii) that any Shareholder shall become the beneficial and/or record owner of any additional shares of Company Common Stock after the date of this Agreement, then the terms of this Agreement shall apply to the shares of Company Common Stock owned beneficially and/or of record by any Shareholder immediately following the effectiveness of the events described in clause (i) or any Shareholder becoming the beneficial owner thereof as described in clause (ii), as though, in either case, they were Shares hereunder. In the event that any Shareholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4, then the terms of Section 4 shall apply to such other securities as though they were Shares hereunder.

10.2 Each Shareholder shall disclose to Parent in writing the number of any additional shares of Company Common Stock or other voting securities of the Company of which such Shareholder acquires beneficial ownership on or after the date hereof, such written disclosure to be made by such Shareholder within five (5) business days of such acquisition. Timely filing of a Form 4, Schedule 13G or Schedule 13D (or any amendment thereto) by any Shareholder with the SEC shall be deemed to be full and timely compliance with the obligations under this Section 10.2.

11. Miscellaneous.

11.1 Notices. All notices, requests, claims, demands or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via electronic mail (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any Shareholder, to:

Hastings Entertainment, Inc.

3601 Plains Boulevard

Amarillo, Texas 79102

Attention:	John H. Marmaduke
E-mail:	John.Marmaduke@goHastings.com

with copies (which shall not constitute notice) to:

Kelly Hart & Hallman LLP

201 Main Street, Suite 2500

Fort Worth, Texas 76102

Attention:	S. Benton Cantey
E-mail:	benton.cantey@kellyhart.com

If to Parent or Merger Sub, to:

Draw Another Circle, LLC

Attn: Joel Weinshanker

c/o National Entertainment Collectibles Association, Inc.

603 Sweetland Avenue

Hillside, NJ 07205

E-mail: joelw@necaonline.com

with a copy to (which shall not constitute notice):

Cooley LLP

1114 Avenue of Americas

New York, NY 10036

Attn: Cathy Hershcopf, Esq.

Email: chershcopf@cooley.com

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: Barbara Borden, Esq.

Email: bordenbl@cooley.com

11.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement and shall be treated as originals for all purposes.

11.4 Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, other than the Company which is an express third-party beneficiary of Section 4.5 of this Agreement.

11.5 Governing Law, Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Potter County, Texas and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum; (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any party may petition for the removal of such action to any federal court located in the Northern District of Texas; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

11.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY OF PARENT OR ITS AFFILIATES OR THEIR

REPRESENTATIVES UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

11.7 Assignment; Binding Nature. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned subsidiaries or affiliates of Parent, in each case to which it assigns its obligations under the Merger Agreement after providing written notice to Shareholder at least two (2) business days prior to such assignment; provided, that no such assignment shall relieve the assigning party of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

11.8 Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

11.9 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and each party waives any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 11.9.

11.10 Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

11.11 No Recourse. Parent and Merger Sub agree that no Shareholder (in such Shareholder’s capacity as a shareholder of the Company) shall have any liability for claims, losses, damages, expenses or other liabilities or obligations resulting from or related to the Merger Agreement, including the Company’s breach of the Merger Agreement.

11.12 No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.13 No Ownership Interest or Control. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholders and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Person in the voting of any of the Shares (except as otherwise specifically provided herein) or in the performance of any Shareholder’s duties or responsibilities as a shareholder of the Company. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time.

[Signature Pages Follow]

SIGNATURE PAGE TO

SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Merger Sub and each Shareholder have caused this Agreement to be duly executed and delivered as of the date first written above.

DRAW ANOTHER CIRCLE, LLC,
a Delaware limited liability company

By:	/s/ Joel Weinshanker
	Name:	Joel Weinshanker
	Title:	Manager

HENDRIX ACQUISITION CORP., a Texas corporation

By:	/s/ Joel Weinshanker
	Name:	Joel Weinshanker
	Title:	Manager

SIGNATURE PAGE TO

SUPPORT AGREEMENT

/s/ John H. Marmaduke
John H. Marmaduke

John H. Marmaduke Family Limited Partnership

By: John H. Marmaduke Management, Inc., its managing general partner

/s/ John H. Marmaduke
John H. Marmaduke, President

/s/ Martha A. Marmaduke
Martha A. Marmaduke

SIGNATURE PAGE TO

SUPPORT AGREEMENT

The undersigned (x) understands that pursuant to the provisions of the attached Agreement, the undersigned’s spouse agrees to vote Shares and grant proxies with respect thereto, all as provided in the Agreement (capitalized terms being defined in the Agreement), (y) understands that the undersigned may have a community property or other interest in such Shares, and (z) consents to such agreement to vote and agrees to be bound by each and every provision of the Agreement.

/s/ John H. Marmaduke
John H. Marmaduke

/s/ Martha A. Marmaduke
Martha A. Marmaduke

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK	COMPANY OPTIONS

John H. Marmduke	369,165	127,800
John H. Marmaduke Family Limited Partnership	2,066,525	0
Martha A. Marmaduke	40,772	0

TOTAL	2,476,462	127,800